                                                                      Exhibit 11

               Unitrode Corporation and Consolidated Subsidiaries
           Computation of Primary and Fully Diluted Earnings per Share
                      (in thousands except per share data)


Three months ended                                     November 1, 1997    October 26, 1996
Net income                                                 $ 8,850              $ 4,985
                                                           =======              =======

Primary earnings per share:
Weighted average of common shares outstanding               24,053               23,094
Equivalent shares arising from the assumed
  exercise of stock options                                  1,406                  457
                                                           -------              -------
Weighted average of common and common
  equivalent shares outstanding                             25,459               23,551
                                                           =======              =======

Net income                                                 $   .35              $   .21
                                                           =======              =======

Fully diluted earnings per share:
Weighted average of common and common
  equivalent shares outstanding
  (as determined for Primary earnings
  per share above)                                          25,459               23,551
Incremental shares to reflect full
  dilution                                                       1(1)                99(1)
                                                           -------              -------
Weighted average of common and common
  equivalent shares outstanding, as
  adjusted                                                  25,460               23,650
                                                           =======              =======

Net income                                                 $   .35              $   .21
                                                           =======              =======

(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

                                                                      Exhibit 11

               Unitrode Corporation and Consolidated Subsidiaries
           Computation of Primary and Fully Diluted Earnings per Share
                      (in thousands except per share data)


Nine months ended                                      November 1, 1997         October 26, 1996
Net income                                                  $23,554                  $14,954
                                                            =======                  =======

Primary earnings per share:
Weighted average of common shares outstanding                23,645                   23,024
Equivalent shares arising from the assumed
  exercise of stock options                                   1,275                      621
                                                            -------                  -------
Weighted average of common and common
  equivalent shares outstanding                              24,920                   23,645
                                                            =======                  =======

 Net income                                                 $   .95                  $   .63
                                                            =======                  =======

Fully diluted earnings per share:
Weighted average of common and common
  equivalent shares outstanding
  (as determined for Primary earnings
  per share above)                                           24,920                   23,645
Incremental shares to reflect full
  dilution                                                      117(1)                    34(1)
                                                            -------                  -------
Weighted average of common and common
  equivalent shares outstanding, as
  adjusted                                                   25,037                   23,679
                                                            =======                  =======

 Net income                                                 $   .94                  $   .63
                                                            =======                  =======

(1) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.